UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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LORILLARD, INC.

(Name of Registrant as Specified In Its Charter)

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July 15, 2014

Dear [INSERT ELECTED GOVERNMENT OFFICIAL],

I am pleased to share with you some very big news for our Company. Today we announced that Lorillard, Inc. has entered into an agreement to combine with Reynolds American Inc. (“RAI”). In connection with the combination, Lorillard and RAI will also sell the Kool, Salem, Winston, Maverick® and blu eCigs® brands to Imperial Tobacco Group PLC, which will be combined with Imperial’s existing U.S. company, Commonwealth-Altadis, Inc., and their portfolio of products that includes USA Gold and Sonoma brands to form a new company. In addition to the brands, Imperial will acquire certain assets currently owned by Lorillard including our headquarters, manufacturing and R&D facilities in Greensboro, North Carolina, as well as our facility in Danville, Virginia and approximately 2,900 employees, including our national sales force.

I wanted to let you know about the transactions as soon as possible and provide some background on the benefits of these transactions to our employees, customers and our communities. A copy of the press release we issued this morning is attached.

First and foremost, I want to emphasize that as a result of these transactions, we will enhance competition and the vast majority of employees will retain their jobs, either by joining RAI or Imperial.

Here is a breakdown highlighting the transactions and what they mean:

•	RAI / Lorillard: Bringing Together Two of the Oldest Tobacco Companies to Create an Employer of Choice. Combined with Lorillard, RAI will have even greater scale, a more diversified business across geographic regions and product categories and will generate considerable efficiencies, all of which will result in new revenue opportunities and benefit our adult tobacco customers.

Like Lorillard, RAI has operated in the Triad for generations, and shares our commitment to our local communities. We are confident the combined RAI / Lorillard will continue to work closely with its employees, as well as with its business and community partners, to ensure that this transaction results in a stronger company and a stronger economic base for the region. We believe that our employees that continue with RAI will benefit from working for a larger company that will be an employer of choice in North Carolina and our industry.

•	Imperial: Building on Lorillard’s Operations to Drive Growth and Enhance Competition. Imperial is a UK-based tobacco company with an optimized portfolio of brands and a global footprint that is strengthening its position in the U.S., which it considers an important growth market. This transaction will create an enhanced portfolio for Imperial with a national reach that more than triples its share of the U.S. cigarette market and positions it for long-term success in both traditional tobacco products and emerging product categories.

Imperial recognizes the importance of our employees and the role they play in the success of our operations, as well as the quality of Lorillard’s facilities and the strength of our customer network. The combined business will be built on the strengths of both Imperial and Lorillard, and will feature a dynamic nationwide sales organization. We strongly believe—and so do they—that our employees who will become part of Imperial will be integral to Imperial’s efforts to strengthen its position in the U.S. marketplace.

What’s Next? Business As Usual Until Close

At this point in the process, work begins to obtain the regulatory and shareholder approvals necessary to close the transactions. We expect the transactions to close at substantially the same time in the first half of 2015. Until the transaction is completed, RAI, Lorillard and Imperial will remain separate companies and compete in the marketplace.

Today’s announcement will have no immediate impact on our day-to-day operations and it remains business as usual at Lorillard. We remain focused on providing our customers with their favorite brands, and the same high quality tobacco products and service they expect from Lorillard.

We will continue to update you with additional information as this process progresses. As always, if you have any questions please reach out to me, and we will answer questions you may have.

We thank you for your continued support.

Sincerely,

Murray S. Kessler

Chairman, President and Chief Executive Officer of Lorillard

FORWARD LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Lorillard, Inc. (“Lorillard”) concerning the proposed transaction involving Reynolds American Inc. (“Reynolds American”) and Lorillard (the “transaction”) and other future events and their potential effects on Lorillard, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of Lorillard’s management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. Actual results may differ materially from the results anticipated in these forward looking statements. Those factors include, without limitation: the ability to obtain the approval of the transaction by Lorillard’s stockholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; the ability to realize the expected synergies resulting for the transaction in the amounts or in the timeframe anticipated; the ability to integrate Lorillard’s businesses into those of Reynolds American’s in a timely and cost-efficient manner; the impact of regulatory initiatives, including the regulation of cigarettes and electronic cigarettes and a possible ban or regulation of the use of menthol in cigarettes by the Food and Drug Administration, and compliance with governmental regulations; the outcome of pending or future litigation; health concerns, claims, regulations and other restrictions relating to the use of tobacco products and exposure to environmental tobacco smoke; the effect on pricing and consumption rates of legislation, including actual and potential federal and state excise tax increases, and tobacco litigation settlements; continued intense competition from other cigarette and electronic cigarette manufacturers; the continuing decline in volume in the domestic cigarette industry; changes in the price, quality or quantity of tobacco leaf and other raw materials available for use in Lorillard’s cigarettes; reliance on a limited number of suppliers for certain raw materials; and other risks and uncertainties, including those detailed from time to time in Lorillard’s periodic reports filed with the Securities and Exchange Commission, including Lorillard’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. In particular, we refer you to “Item 1A. Risk Factors” of Lorillard’s 2013 Annual Report on Form 10-K and its Quarterly Report for the quarterly period ended March 31, 2014, which were filed with the Securities and Exchange Commission on February 21, 2014 and April 24, 2014, respectively, for additional information regarding the risks and uncertainties discussed above as well as additional risks and uncertainties that may affect Lorillard’s actual results. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and Lorillard undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction involving Lorillard and Reynolds American. In connection with the proposed transaction, Reynolds American will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include the joint proxy statement of Reynolds American and Lorillard that also constitutes a prospectus of Reynolds American. Lorillard and Reynolds American plan to mail the definitive joint proxy statement/prospectus to their respective stockholders in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LORILLARD, REYNOLDS AMERICAN, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by Lorillard and Reynolds American through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the definitive joint proxy statement/prospectus and other documents filed by Lorillard with the SEC by contacting Robert Bannon, CFA Director, Investor Relations, at investorrelations@lortobco.com or by calling (336) 335-7000.

Lorillard and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Lorillard’s stockholders in respect of the proposed transaction that will be described in the joint proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from Lorillard’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in Lorillard is set forth in Lorillard’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Proxy Statement on Schedule 14A, dated April 4, 2014, which are filed with the SEC. Additional information regarding the interests of Lorillard’s directors and executive officers in the proposed transaction, which may be different than those of Lorillard’s stockholders generally, is contained in the joint proxy statement/prospectus when filed with the SEC.